Exhibit 8.1

Significant Subsidiaries

The table below lists the Company's significant subsidiaries as of December 31, 2025:

Name	Vessel / Activity	Country of Incorporation	Ownership and Voting Percentage
SFL Management AS	Management company	Norway	100%
SFL UK Management Ltd	Management company	United Kingdom	100%
SFL Management (Bermuda) Limited	Management company	Bermuda	100%
SFL Management (Singapore) Pte. Ltd.	Management company	Singapore	100%
SFL Bulk Holding Ltd.	Intermediate holding company	Bermuda	100%
SFL Container Holding Limited	Intermediate holding company	Bermuda	100%
SFL Tanker Holding Ltd.	Intermediate holding company	Bermuda	100%
SFL Capital II Ltd.	Financing	Bermuda	100%
SFL Capital V Ltd.	Dormant	Bermuda	100%
SFL Hudson Inc.	Dormant	Liberia	100%
SFL Yukon Inc.	Dormant	Liberia	100%
SFL Sara Inc.	Dormant	Liberia	100%
SFL Humber Inc.	Dormant	Liberia	100%
SFL Kate Inc.	Dormant	Liberia	100%
SFL Ace I Company Ltd.	Dormant	Malta	100%
SFL Ace II Company Ltd.	Dormant	Malta	100%
SFL Hercules Ltd.	Dormant	Bermuda	100%
SFL Deepwater Ltd	Dormant	Bermuda	100%
SFL Linus Ltd	Dormant	Bermuda	100%
SFL Composer Holding Inc.	Intermediate holding company	Liberia	100%
SFL Composer Inc.	SFL Composer	Liberia	100%
SFL Conductor Holding Inc.	Intermediate holding company	Liberia	100%
SFL Conductor Inc.	SFL Conductor	Liberia	100%
SFL Loire Inc.	San Felipe	Liberia	100%
SFL Seine Inc.	San Felix	Liberia	100%
SFL Somme Inc.	San Fernando	Liberia	100%
SFL Taurion Inc.	San Francisca	Liberia	100%
SFL Kenai Holding Inc.	Intermediate holding company	Liberia	100%
SFL Kenai Inc.	SFL Yangtze	Liberia	100%
SFL Crolly Holding Inc.	Intermediate holding company	Liberia	100%
SFL Crolly Inc.	SFL Pearl	Liberia	100%
SFL Rufina Inc	Dormant	Liberia	100%
SFL Rosanna Inc.	Dormant	Liberia	100%
SFL Romana Inc.	Dormant	Liberia	100%
SFL Roberta Inc.	Dormant	Liberia	100%
SFL Ricarda Inc.	Dormant	Liberia	100%
SFL Rebecca Inc.	Dormant	Liberia	100%
SFL Rafaela Inc.	Dormant	Liberia	100%
SFL Battersea Inc	Dormant	Liberia	100%

SFL Beijing Inc.	Dormant	Liberia	100%
SFL Belgravia Inc.	Dormant	Liberia	100%
SFL China Inc.	Dormant	Liberia	100%
SFL Future Inc.	Dormant	Liberia	100%
SFL Magnum Inc.	Dormant	Liberia	100%
SFL Zheijang Inc.	Dormant	Liberia	100%
SFL Zhoushan Inc.	Dormant	Liberia	100%
SFL Sarat Inc.	Maersk Sarat	Liberia	100%
SFL Shivling Holding Inc.	Intermediate holding company	Liberia	100%
SFL Shivling Inc.	Maersk Shivling	Liberia	100%
SFL Skarstind Holding Inc.	Intermediate holding company	Liberia	100%
SFL Skarstind Inc.	Maersk Skarstind	Liberia	100%
SFL Sabine Inc.	SFL Sabine	Liberia	100%
SFL Trinity Inc.	SFL Trinity	Liberia	100%
Rig Holding (Bermuda) Limited	Intermediate holding company	Bermuda	100%
SFL Axia Inc.	Vancouver Express (ex Thalassa Axia)	Liberia	100%
SFL Doxa Inc.	Oakland Express (ex Thalassa Doxa)	Liberia	100%
SFL Mana Inc.	Houston Express (ex Thalassa Mana)	Liberia	100%
SFL Tyhi Inc.	Atlanta Express (ex Thalassa Tyhi)	Liberia	100%
SFL Elpida Holding Inc.	Intermediate holding company	Liberia	100%
SFL Elpida Inc.	Baltimore Express (ex Thalassa Elpida)	Liberia	100%
SFL Patris Holding Inc.	Intermediate holding company	Liberia	100%
SFL Patris Inc.	Savannah Express (ex Thalassa Patris)	Liberia	100%
SFL Capsan Holding Ltd.	Intermediate holding company	Marshall Islands	100%
SFL Vincent Inc.	Maersk San Vincent	Marshall Islands	100%
SFL Lazaro Inc.	Maersk San Lazaro	Marshall Islands	100%
SFL Juan Inc.	Maersk San Juan	Marshall Islands	100%
SFL Ace 1 Holding Inc.	Dormant	Liberia	100%
SFL Ace 1 Company Inc.	Dormant	Liberia	100%
SFL Ace 2 Holding Inc.	Dormant	Liberia	100%
SFL Ace 2 Company Inc.	Dormant	Liberia	100%
Rig Holding Linus Inc.	Dormant	Liberia	100%
SFL Finance Corporation Ltd.	Intermediate holding company	Marshall Islands	100%
River Box Holding Inc.	Intermediate holding company	Liberia	49.9%
SFL Zambezi Holding Inc.	Intermediate holding company	Liberia	100%
SFL Zambezi Inc.	Maersk Zambezi	Liberia	100%
SFL PCTC Holding Inc.	Intermediate holding company	Liberia	100%
SFL Wolfsburg Inc.	Wolfsburg	Liberia	100%
SFL Emden Inc.	Emden	Liberia	100%
SFL PCTC Hull No. 21110059 Holding Inc.	Intermediate holding company	Liberia	100%
SFL PCTC Hull No. 21110059 Inc.	Odin Highway	Liberia	100%
SFL PCTC Hull No. 21110060 Holding Inc.	Intermediate holding company	Liberia	100%
SFL PCTC Hull No. 21110060 Inc.	Thor Highway	Liberia	100%
SFL Hawaii Holding Inc.	Intermediate holding company	Liberia	100%
SFL Hawaii Inc.	SFL Hawaii	Liberia	100%
SFL Maui Holding Inc.	Intermediate holding company	Liberia	100%
SFL Maui Inc.	SFL Maui	Liberia	100%

SFL Sicily Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Sicily Inc.	Marlin Sicily	Marshall Islands	100%
SFL Santorini Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Santorini Inc.	Marlin Santorini	Marshall Islands	100%
SFL Shikoku Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Shikoku Inc.	Marlin Shikoku	Marshall Islands	100%
SFL Tiger Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Tiger Inc.	SFL Tiger	Marshall Islands	100%
SFL Puma Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Puma Inc.	SFL Puma	Marshall Islands	100%
SFL Panther Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Panther Inc.	SFL Panther	Marshall Islands	100%
SFL Lion Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Lion Inc.	SFL Lion	Marshall Islands	100%
Harsh Rigs Holding Ltd	Intermediate holding company	Cyprus	100%
LH Rig Management (Cyprus) Ltd	Management company	Cyprus	100%
Harsh RigHercules Holding Ltd	Intermediate holding company	Cyprus	100%
Hercules Rig Ltd	Hercules	Cyprus	100%
Rig Hercules Contractor Ltd.	Drilling services	Bermuda	100%
Rig Hercules Contractor Ltd.	Drilling services	Canada	100%
Rig Hercules Contractor AS	Drilling services	Norway	100%
Linus Holding Ltd	Intermediate Holding Company	Cyprus	100%
Linus Rig Ltd	Linus	Cyprus	100%
Rig Linus Contractor AS	Drilling services	Norway	100%
Rig Linus Contractor Ltd	Dormant	Bermuda	100%
SFL Phuket Holding Inc.	Intermediate holding company	Liberia	100%
SFL Phuket Inc.	Maersk Phuket	Liberia	100%
SFL Pelepas Holding Inc.	Intermediate holding company	Liberia	100%
SFL Pelepas Inc.	Maersk Pelepas	Liberia	100%
SFL Arabian Sea Holding Inc.	Intermediate Holding Company	Marshall Islands	100%
SFL Arabian Sea Inc.	Arabian Sea	Marshall Islands	100%
SFL Thelon Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Thelon Inc.	SFL Thelon	Marshall Islands	100%
SFL Ottawa Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Ottawa Inc.	Dormant	Marshall Islands	100%
SFL Fraser Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Fraser Inc.	SFL Fraser	Marshall Islands	100%
SFL Albany Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Albany Inc.	SFL Albany	Marshall Islands	100%
SFL Tucana Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Tucana Inc.	SFL Tucana	Marshall Islands	100%
SFL Taurus Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Taurus Inc.	SFL Taurus	Marshall Islands	100%
SFL Tigris Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Tigris Inc.	SFT Tigris	Marshall Islands	100%
SFL Chemical Tanker III Holding Inc.	Intermediate holding company	Marshall Islands	100%

SFL Chemical Tanker III Inc.	SFL Aruba	Marshall Islands	100%
SFL Chemical Tanker IV Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Chemical Tanker IV Inc.	SFL Bonaire	Marshall Islands	100%
SFL Orca Holding 1 Inc.	Intermediate holding company	Liberia	100%
SFL Orca 1 Inc.	Vessel under construction	Liberia	100%
SFL Orca Holding 2 Inc.	Intermediate holding company	Liberia	100%
SFL Orca 2 Inc.	Vessel under construction	Liberia	100%
SFL Orca Holding 3 Inc.	Intermediate holding company	Liberia	100%
SFL Orca 3 Inc.	Vessel under construction	Liberia	100%
SFL Orca Holding 4 Inc.	Intermediate holding company	Liberia	100%
SFL Orca 4 Inc.	Vessel under construction	Liberia	100%
SFL Orca Holding 5 Inc.	Intermediate holding company	Liberia	100%
SFL Orca 5 Inc.	Vessel under construction	Liberia	100%